Exhibit 23.1

INDEPENDENT ACCOUNTANTS’ CONSENT

Inverness Medical Innovations, Inc.

Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85658, 333-87180, 333-102577 and 333-107288) and Form S-8 (Nos. 333-67392, 333-74032, 333-85402, 333-90530, 333-106996 and 333-106994) of Inverness Medical Innovations, Inc. of our report dated August 21, 2003 (except for the matter disclosed in Note 13, for which the date is August 27, 2003) relating to the consolidated financial statements of Applied Biotech, Inc. and subsidiary, which is incorporated in this Report on Form 8-K/A.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Boston, Massachusetts

November 10, 2003